Exhibit 10.1

[VWR Letterhead]

December 20, 2006

Mr. John Ballbach

VWR International, Inc.

1310 Goshen Parkway

West Chester, PA 19380

Dear John:

I am writing to confirm the amendment to your existing employment letter, dated October 17, 2005, as amended on February 22, 2006 (the “Employment Letter”). Pursuant to your relocation to join the company, VWR International, Inc. will cause SIRVA Relocation LLC to purchase your former house at its current fair market value of $970,000.00. VWR has agreed with SIRVA Relocation LLC that the house will be resold and any difference in the resale price will be for the benefit of, or will be the responsibility of, VWR. In recognition of the decrease in the value of this house, VWR agrees to pay you a special one-time bonus of $92,500.00.

The remaining terms of your Employment Letter will continue to apply and are not affected by this Amendment.

Sincerely,

/s/ Charles Canfield
Charles Canfield
Senior Vice President, Human Resources

cc:	Charles B. Ames
Richard J. Schnall

ACCEPTED AND AGREED:

/s/ John M. Ballbach
John M. Ballbach

Date: December 20, 2006